AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN THEAMERICANWEST.COM, INC.

AND

WORDLOGIC CORPORATION

THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), is dated as of March 11, 2003, by and between TheAmericanWest.Com, Inc. (“TAWS”) a Nevada corporation whose principal place of business is located at 12691 Apple Valley Road, Apple Valley, California 92308, such corporation being herein sometimes called the "Surviving Corporation," and WordLogic Corporation, (“WordLogic”), a Delaware corporation whose principal place of business is located at 650 West Georgia Street, Suite 2400, Vancouver, B.C., Canada, such corporation being herein sometimes called the "Disappearing Corporation,” with TheAmericanWest.com, Inc. and WordLogic Corporation being herein sometimes collectively called the "Constituent Corporations." This agreement replaces all preceding agreements.

SECTION 1.

NAME OF SURVIVING CORPORATION; ARTICLES OF

INCORPORATION AND BY-LAWS; BOARD OF DIRECTORS; OFFICERS

1.1

Name of Surviving Corporation. The corporation which shall survive the merger ("Merger") contemplated hereby is TheAmericanWest.com, Inc., a Nevada corporation. However, immediately following the Effective Time (as defined in Section 3.2 hereof), the name of the Surviving Corporation shall be changed to “WordLogic Corporation.”

1.2

Articles of Incorporation and By-laws: The articles of incorporation (as defined in Chapter 78 of the Nevada Revised Statutes) and the by-laws of TheAmericanWest.com, Inc. as in effect at the Effective Time (as defined in Section 3.2 hereof) shall from and after the Effective Time be the articles of incorporation and the by-laws of the Surviving Corporation until they are amended.

1.3.1

Board of Directors and Officers: The directors and officers of Wordlogic, as of the Effective Time shall be the directors and the officers of the Surviving Corporation, each to serve, in each case until his respective successor shall have been elected and qualified

1.4

Employees and Consultants: All employees of WordLogic shall remain employees of the Surviving Corporation following the Effective Time, at the sole discretion of the directors and officers of the Surviving Corporation.

TheAmericanWest Initial______ - 1 - WordLogic Initial______

SECTION 2.

STATUS AND CONVERSION OF SECURITIES

2.1

Stock of Disappearing Corporation:

(a)

WordLogic Common Stock. Each share of common stock, par value $0.001 per share, of WordLogic ("WordLogic Common Stock") outstanding at the Effective Time shall, subject to compliance with Section 2.1(d), be converted into and exchanged for one (1) share of common stock, par value $ 0.001 per share, of TheAmericanWest ("TheAmericanWest Common Stock"), except that shares of WordLogic Common Stock held in WordLogic's treasury at the Effective Time, if any, shall be cancelled.

(b)

Dissenter's Rights. Notwithstanding Section 2.1(a), no share of TheAmericanWest Common Stock shall be issued in respect of any shares of WordLogic Common Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to the General Corporation Law of the State of Nevada and as a result payment therefore is made, such holders to have only the rights provided by such law.

(c)

Surrender and Exchange of WordLogic Common Stock. Subject to the provisions of Section 2.1(a) and 2.1(d), after the Effective Time, each holder of an outstanding certificate or certificates ("Old Certificates") theretofore representing shares of WordLogic Common Stock, upon surrender thereof to Randall J. Lanham, Esq. ("Exchange Agent"), at 28562 Oso Parkway, Unit D, Rancho Santa Margarita, California 92688, shall be entitled to receive in exchange therefore a certificate or certificates ("New Certificates"), which TheAmericanWest agrees to make available to the Exchange Agent as soon as practicable after the Effective Time, representing the number of whole shares of TheAmericanWest Common Stock rounded up to the nearest whole share into and for which the shares of WordLogic Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of TheAmericanWest Common Stock will be issued, no TheAmericanWest stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a shareholder of TheAmericanWest.

(d)

Endorsement of Shares of WordLogic Common Stock. The Old Certificates to be surrendered by the holders of WordLogic Common Stock shall be properly endorsed and otherwise in proper form for transfer in accordance with the share exchange instructions provided to the holders of such securities.

TheAmericanWest Initial______ - 2 - WordLogic Initial______

(e)

Stock Transfers. As of the Effective Time, no transfer of the shares of WordLogic Common Stock outstanding prior to the Effective Time shall be made on the stock transfer book of the Surviving Corporation. If, after the Effective Time, Old Certificates are presented to the Surviving Corporation, they shall be exchanged pursuant to Section 2.1 (c).

2.2

Assumption and Recognition of WordLogic Options: On and after the Effective Time, TheAmericanWest shall assume and recognize the 3,141,290 stock options outstanding with respect to WordLogic Common Stock that have been granted to WordLogic directors, officers, employees and consultants.

2.3

Nonassumption or Nonrecognition of TheAmericanWest Options: On and after the Effective Time, WordLogic shall neither assume nor recognize any stock options outstanding with respect to TheAmericanWest Common Stock. It is the intention of TheAmericanWest to cause all outstanding stock options to be cancelled or exercised prior to the Effective Time.

2.4

Capital Stock of TheAmericanWest. Subject to Section 6.2(b), all issued shares of TheAmericanWest Common Stock outstanding prior to the Effective Time shall continue unchanged as securities of the Surviving Corporation.

SECTION 3.

STOCKHOLDER APPROVALS; BOARDS OF DIRECTORS' RECOMMENDATIONS; FILING; EFFECTIVE TIME

3.1

Stockholder Approvals; Boards of Directors' Recommendations: Meetings of the stockholders of WordLogic and TheAmericanWest shall be held in accordance with the General Corporation Law of the State of Nevada, in accordance with any and all applicable federal laws or regulations or SEC provisions, respectively, as promptly as possible, after at least 20 days’ prior written notice thereof to the stockholders of the respective Constituent Corporations, in each case, among other things, to consider and vote upon the adoption and approval of this Agreement, the Merger and the other transactions, if any, contemplated hereby. In the event that either party hereto is able to obtain the written consent of the owners of a majority of its outstanding shares of capital stock in favor of the Merger, then no notice of a stockholders' meeting need be given to such party's stockholders and no proxies need to be solicited from such stockholders to accomplish the Merger. Subject to its fiduciary duty to its stockholders, the Board of Directors of TheAmericanWest shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved. Subject to its fiduciary duties to its stockholders, the Board of Directors of WordLogic shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved.

TheAmericanWest Initial______ - 3 - WordLogic Initial______

3.2

Filing; Effective Time: As soon as practicable after the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby, if any, by the respective stockholders of each of the Constituent Corporations (unless one or more of the conditions contained in Sections 7 and 8 have not then been fulfilled or waived, then as soon as practicable after the fulfillment or waiver of all such conditions), an appropriate certificate of merger in the form required by Nevada law shall be executed and filed in the office of the Secretary of State of the State of Nevada, at which time the Merger shall become effective ("Effective Time"). The parties intend the Effective Time to take place no later than 5:00 p.m., Pacific Standard Time, on April 30 2003.

SECTION 4.

CERTAIN EFFECTS OF THE MERGER

4.1

Effects of Merger: When the Merger becomes effective, the separate existence of WordLogic shall cease, WordLogic shall be merged into TheAmericanWest, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public or private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively as possible the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

SECTION 5.

COVENANTS

5.1

Covenants of WordLogic: WordLogic agrees that, unless TheAmericanWest otherwise agrees in writing:

(a)

Certificate of Incorporation and Bylaws. Until the earlier of the Effective Time or the rightful abandonment or termination of the Merger pursuant to Sections 7 or 8 or otherwise ("Release Time"), no amendment will be made in the certificate of incorporation or bylaws of WordLogic;

TheAmericanWest Initial______ - 4 - WordLogic Initial______

(a)

Dividends and Purchases of Stock. Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid or effected by WordLogic in respect of the outstanding shares of WordLogic Common Stock.

(b)

Borrowing of Money. Until the Release Time, WordLogic shall not borrow money, guarantee the borrowing of money, engage in any transaction or enter into any material agreement, except in the ordinary course of business.

(c)

Access. Until the Release Time, WordLogic will afford the officers, directors, employees, counsel, agents, investment bankers accountants and other representatives of TheAmericanWest free and full access to the plants, premises, properties, books and records of WordLogic, will permit them to make extracts from and copies of such books and records, and will from time to time furnish TheAmericanWest with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of WordLogic as TheAmericanWest from time to time may request.

(d)

Conduct of Business. Until the Release Time, WordLogic shall conduct its affairs so that at the Effective Time no representation or warranty of WordLogic will be inaccurate, no covenant or agreement of WordLogic will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of WordLogic. Except as otherwise requested by TheAmericanWest in writing, until the Release Time, WordLogic will use its best efforts to preserve the business operations of WordLogic intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of WordLogic, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, WordLogic will conduct its business and operations in all respects only in the ordinary course.

(e)

Advice of Changes. Until the Release Time, WordLogic will immediately advise TheAmericanWest in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the WordLogic Disclosure Statement (as defined in Section 6.1 (a)), which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective

TheAmericanWest Initial______ - 5 - WordLogic Initial______

Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

(f)

Confidentiality. WordLogic shall ensure that all confidential information which WordLogic or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of TheAmericanWest, any of TheAmericanWest affiliate, or any customer or supplier of TheAmericanWest or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of WordLogic, in each case without the prior written consent of TheAmericanWest; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Section 7 or 8 or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of WordLogic, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by WordLogic or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. WordLogic shall, and shall cause all other such persons and entities to, deliver to TheAmericanWest all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise.

(g)

Public Statements. Before WordLogic releases any information concerning this Agreement, the Merger, or any of the other transaction contemplated by this Agreement which is intended for or may result in public dissemination thereof, WordLogic shall cooperate with TheAmericanWest, shall furnish drafts of all documents or proposed oral statements to TheAmericanWest for comments, and shall not release any such information without the written consent of TheAmericanWest. Nothing contained herein shall prevent WordLogic from releasing any information if required to do so by law.

(h)

Indemnification. WordLogic agrees to indemnify and hold harmless TheAmericanWest and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities (including personal liabilities of certain executives and directors), claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.1(j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or

TheAmericanWest Initial______ - 6 - WordLogic Initial______

threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) an untrue statement or alleged untrue statement of a material fact contained in this Agreement or any other document relating to this Agreement and the Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated in this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, WordLogic or any WordLogic security holder or (ii) any breach of any representation, warranty, covenant or agreement of WordLogic contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability WordLogic may otherwise have, including liabilities arising under this Agreement.

5.2

Covenants of TheAmericanWest: TheAmericanWest agrees that, unless WordLogic otherwise agrees in writing:

(b)

Articles of Incorporation and Bylaws. Until the earlier of the Effective Time or the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise ("Release Time"), no amendment will be made in the articles of incorporation or bylaws of TheAmericanWest.

(c)

Shares and Options. Until the Release Time, no shares of capital stock of TheAmericanWest, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued, granted or sold by TheAmericanWest, otherwise than as may be required upon the exercise of TheAmericanWest stock options.

(d)

Dividends and Purchases of Stock. Until the Release Time, no dividend or stock split shall be authorized, declared, paid or affected by TheAmericanWest in respect of the outstanding shares of TheAmericanWest Common Stock.

(e)

Borrowing of Money. Until the Release Time, TheAmericanWest shall not borrow money, guarantee the borrowing of money, engage in any transaction or enter into any material agreement, except in the ordinary course of business.

(f)

Access. Until the Release Time, TheAmericanWest will afford the officers, directors, employees, counsel, agents, investment bankers accountants and other representatives of WordLogic free and full access to the plants, premises, properties, books and records of TheAmericanWest and the

TheAmericanWest Initial______ - 7 - WordLogic Initial______

TheAmericanWest Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish WordLogic with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of TheAmericanWest and the TheAmericanWest Subsidiaries as WordLogic from time to time may request.

(g)

Conduct of Business. Until the Release Time, TheAmericanWest shall conduct its affairs so that at the Effective Time no representation or warranty of TheAmericanWest will be inaccurate, no covenant or agreement of TheAmericanWest will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of TheAmericanWest. Except as otherwise requested by WordLogic in writing, until the Release Time, TheAmericanWest will use its best efforts to preserve the business operations of TheAmericanWest intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of TheAmericanWest, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, TheAmericanWest will conduct its business and operations in all respects only in the ordinary course.

(h)

Advice of Changes. Until the Release Time, TheAmericanWest will immediately advise WordLogic in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the TheAmericanWest Disclosure Statement [as defined in Section 6.02 (a)], which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

(i)

Confidentiality. TheAmericanWest shall ensure that all confidential information which TheAmericanWest or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of WordLogic, any WordLogic affiliate, or any customer or supplier of WordLogic or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the

TheAmericanWest Initial______ - 8 - WordLogic Initial______

business and for the benefit of TheAmericanWest, in each case without the prior written consent of WordLogic; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Section 7 or 8 or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of TheAmericanWest or of any of its affiliates, or (insofar as such confidential information was obtained directly by TheAmericanWest, any TheAmericanWest Subsidiary, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. TheAmericanWest shall, and shall cause all other such persons and entities to, deliver to WordLogic all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise.

(j)

Public Statements. Before TheAmericanWest releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, TheAmericanWest shall cooperate with WordLogic, shall furnish drafts of all documents or proposed oral statements to WordLogic for comments, and shall not release any such information without the written consent of WordLogic. Nothing contained herein shall prevent TheAmericanWest from releasing any information if required to do so by law.

(k)

Indemnification. TheAmericanWest agrees to indemnify and hold harmless WordLogic and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.3(j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) untrue statement or alleged untrue statement of a material fact contained in this Agreement or in any other document relating to this Agreement and the Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or

TheAmericanWest Initial______ - 9 - WordLogic Initial______

pertaining to, TheAmericanWest, any TheAmericanWest Subsidiary, or any TheAmericanWest security holder or (ii) any breach of any representation, warranty, covenant or agreement of TheAmericanWest contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability TheAmericanWest may otherwise have, including liabilities arising under this Agreement.

SECTION 6.

REPRESENTATIONS AND WARRANTIES

6.1

Certain Representations and Warranties of WordLogic: WordLogic represents and warrants to TheAmericanWest as follows:

(a)

Disclosure Statement. WordLogic will provide a disclosure statement ("WordLogic Disclosure Statement") that sets forth as to WordLogic its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting; its authorized capitalization, its shares of capital stock outstanding and the record and beneficial owner of those shares. WordLogic is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. WordLogic is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

(b)

Capitalization. The authorized capital stock of WordLogic consists of 100,000,000 shares of WordLogic Common Stock, zero par values, of which 18,892,982 shares are outstanding. Each of such outstanding shares of WordLogic Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially and in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. There is no commitment, plan or arrangement to issue, and no outstanding warrant, or other right calling for the issuance of, any share of capital stock of WordLogic or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of WordLogic other 3,141,290 options to purchase common shares granted to WordLogic’s directors, officers, employees and consultants.

TheAmericanWest Initial______ - 10 - WordLogic Initial______

(c)

Financial Condition. WordLogic has delivered to TheAmericanWest true and correct copies of its unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since the preparation of such statements:

(i)

There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of WordLogic.

(ii)

WordLogic has not authorized, declared, paid or affected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of WordLogic.

(d)

Tax and Other Liabilities. WordLogic has no liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes ("Taxes") and liabilities to customers or suppliers, except those reflected in the financial statements provided by WordLogic to TheAmericanWest. WordLogic has filed all federal, state and local tax returns required to be filed by it, and all such tax returns are true and correct and all taxes due by WordLogic have been paid.

(e)

Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to WordLogic, with respect to WordLogic or any of its businesses, properties or assets.

(f)

Properties. WordLogic has good and marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances (except as set forth in the WordLogic Disclosure Statement).

(g)

Retirement Plans. WordLogic has no pension, profit sharing or other incentive plans or any outstanding bonuses, incentive compensation, vacations, severance pay, insurance or other benefits, except as set forth in the WordLogic Disclosure Statement.

(h)

Authority to Merge. WordLogic has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of WordLogic have been taken to authorize the execution, delivery and performance of this Agreement by WordLogic, other than approval of the holders of WordLogic Common Stock. This Agreement has been duly authorized, executed and delivered by WordLogic, constitutes the legal, valid and binding obligation of WordLogic, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or

TheAmericanWest Initial______ - 11 - WordLogic Initial______

from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by WordLogic for the execution, delivery or performance of this Agreement by WordLogic. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which WordLogic is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement (except for the consents referred to in the WordLogic Disclosure Statement). At the Effective Time, the Surviving Corporation will acquire all right, title and interest of WordLogic in and to all of its properties and assets, free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances (except those listed in the WordLogic Disclosure Statement).

6.2

Certain Representations and Warranties of TheAmericanWest:

TheAmericanWest represents and warrants to WordLogic as follows:

(a)

Disclosure Statement. TheAmericanWest will provide a disclosure statement ("TheAmericanWest Disclosure Statement") that sets forth as to TheAmericanWest its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the business which it presently conducts and which it contemplates conducting; its authorized capitalization, its shares of capital stock outstanding and the record and beneficial owner of those shares as of a date not more than thirty (30) days preceding the Effective Time. TheAmericanWest is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. TheAmericanWest is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

(b)

Capitalization. The authorized capital stock of TheAmericanWest consists of 100,000,000 shares of TheAmericanWest Common Stock, and zero shares of Preferred Stock, $0.001 par value, of which approximately 59,847,006 shares of Common Stock and zero shares of Preferred Stock are outstanding. Immediately prior to close TheAmericanWest shall cause to be cancelled 57,000,000 shares of common stock. Each of such outstanding shares of TheAmericanWest Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other

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right calling for the issuance of, any share of capital stock of TheAmericanWest or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of TheAmericanWest. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of TheAmericanWest.

(c)

Financial Condition. TheAmericanWest has delivered to WordLogic true and correct copies of its audited and unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since the preparation of the aforementioned financial statements: (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of TheAmericanWest; (ii) TheAmericanWest has not authorized, declared, paid or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of TheAmericanWest.

(d)

Tax and Other Liabilities. TheAmericanWest has no liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes ("Taxes") and liabilities to customers or suppliers, except those reflected in the financial statements provided by TheAmericanWest to WordLogic.

(e)

Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to TheAmericanWest, with respect to TheAmericanWest or any of its businesses, properties or assets, other than those proceedings previously disclosed to WordLogic.

(f)

Properties. TheAmericanWest has good and marketable title to all properties and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances (except as set forth in the TheAmericanWest Disclosure Statement).

(g)

Authority to Merge. TheAmericanWest has all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings of TheAmericanWest have been taken to authorize the execution, delivery and performance of this Agreement by TheAmericanWest, other than approval of the holders of TheAmericanWest Common Stock. This Agreement has been duly authorized, executed and delivered by TheAmericanWest, constitutes the legal, valid and binding obligation of TheAmericanWest, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by TheAmericanWest for the execution, delivery or

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performance of this Agreement by TheAmericanWest. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which TheAmericanWest is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement (except for the consents referred to in the TheAmericanWest Disclosure Statement).

SECTION 7.

ABANDONMENT AND TERMINATION

7.1

Right of TheAmericanWest to Abandon: TheAmericanWest's Board of Directors shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

(a)

Accuracy of Representations and Compliance with Conditions: All representations and warranties of WordLogic contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by WordLogic and regardless of knowledge or lack thereof on the part of WordLogic or changes beyond their control; as of the Effective Time, WordLogic shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and TheAmericanWest shall have received a certificate executed by the chief executive officer and the chief financial officer of WordLogic dated the Effective Time to that effect.

(b)

Other Closing Documents: WordLogic shall have delivered to TheAmericanWest at or prior to the Effective Time such other documents as TheAmericanWest may reasonably request in order to enable TheAmericanWest to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(c)

Legal Action: There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

7.2

Right of WordLogic to Abandon: The Board of Directors of WordLogic shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

TheAmericanWest Initial______ - 14 - WordLogic Initial______

(a)

Accuracy of Representations and Compliance with Conditions. All representations and warranties of TheAmericanWest contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by TheAmericanWest and regardless of knowledge or lack thereof on the part of TheAmericanWest or changes beyond their control; as of the Effective Time, TheAmericanWest shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and WordLogic shall have received a certificate executed by the chief executive officer and the chief financial officer of the TheAmericanWest dated the Effective Time to that effect.

(b)

Other Closing Documents. TheAmericanWest shall have delivered to WordLogic at or prior to the Effective Time such other documents as WordLogic may reasonably request in order to enable WordLogic to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(c)

Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

SECTION 8.

ADDITIONAL TERMS OF ABANDONMENT

8.1

Mandatory Abandonment: The Merger shall be abandoned or terminated if the holders of at least the requisite majority of the shares of any of the Constituent Corporations, as required by applicable state laws, shall not have voted in favor of the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby.

8.2

Optional Abandonment: In addition to the provisions of Section 7, the Merger may be abandoned or terminated at or before the Effective Time, notwithstanding the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of the parties hereto:

(a)

by mutual agreement of the Boards of Directors of the Constituent Corporations; or

(b)

At the option of any of the respective Boards of Directors of the Constituent Corporations, if the Effective Time shall not have occurred on or before April 30, 2003;

TheAmericanWest Initial______ - 15 - WordLogic Initial______

8.3

Effect of Abandonment: If the Merger is rightfully abandoned or terminated as provided in Section 7 or this Section 8:

(a)

this Agreement shall forthwith become wholly void and of no effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person, employee, counsel, agent or shareholder thereof; and

(b)

the Constituent Corporations shall each pay and bear its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and its respective meetings of stockholders, including fees and expenses of its counsel, accountants, investment banking firm and other experts.

SECTION 9.

GENERAL PROVISIONS

9.1

Further Actions: At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

9.2

Amendments: This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by the Constituent Corporations with the approval of their respective Boards of Directors.

9.3

Notices: Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express or similar overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement. Notices hereunder shall be deemed delivered only upon actual delivery against a signed receipt.

9.4

Waiver: Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors of the waiving party.

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9.5

Binding Effect: The provisions of this Agreement shall be binding upon and inure to the benefit of the Constituent Corporations and their respective successors and assigns and shall inure to the benefit of each indemnity.

9.6

Separability: If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

9.7

Headings: The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

9.8

Counterparts; Governing Law: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Pennsylvania.

IN WITNESS WHEREOF, this Agreement has been approved by resolutions duly adopted by the Board of Directors of each of the Constituent Corporations and has been signed by duly authorized officers of each of the Constituent Corporations, and each of the Constituent Corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary or Assistant Secretary, all as of the date first above written.

THEAMERICANWEST.COM, INC.

John Schaffer
President and Chief Executive Officer

WORDLOGIC CORPORATION

Frank Evanshen
President and Chief Executive Officer

TheAmericanWest Initial______ - 17 - WordLogic Initial______